Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33690, 333-33676, 333-35116 and 333-157070) of Energizer Holdings, Inc. of our report dated November 25, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2009 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

St. Louis, Missouri
November 25, 2009